UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 17, 2024

Golden Matrix Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-41326	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (702) 318-7548

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	GMGI	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Fourth Amendment to Amended and Restated Sale and Purchase Agreement of Share Capital

As previously disclosed in the Current Report on Form 8-K filed by Golden Matrix Group, Inc. (the “Company”, “Golden Matrix”, “we” and “us”) with the Securities and Exchange Commission (the “SEC”) on April 9, 2024, effective on April 1, 2024, we closed the transactions contemplated by that certain Sale and Purchase Agreement of Share Capital dated January 11, 2023 (as amended and restated from time to time, the “Purchase Agreement”) with Aleksandar Milovanović (“Milovanović”), Zoran Milosevic and Snežana Božović (collectively, the “Sellers”), the owners of Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd, a private limited company formed and registered in and under the laws of the Republic of Serbia (“Meridian Serbia”); Društvo Sa Ograničenom Odgovornošću “Meridianbet” Društvo Za Proizvodnju, Promet Roba I Usluga, Export Import Podgorica, a private limited company formed and registered in and under the laws of Montenegro; Meridian Gaming Holdings Ltd., a company formed and registered in the Republic of Malta; and Meridian Gaming (Cy) Ltd, a company formed and registered in the republic of Cyprus (collectively, the “Meridian Companies”). Pursuant to the Purchase Agreement, and effective on April 1, 2024, we acquired 100% of the Meridian Companies.

As part of the consideration for the acquisition, the Sellers agreed to us deferring $18 million of the purchase price for the Meridian Companies until April 26, 2024 (the “Deferred Cash Consideration”), provided that if such amount was not paid by April 26, 2024, any unpaid amount was to accrue interest at the rate of three percent per annum (from the effective date of the closing (April 1, 2024) until paid in full). The Deferred Cash Consideration was not paid by April 26, 2024; however, on or around May 17th or May 20, 2024, a total of $11 million was paid to the Sellers, leaving a total of $7 million owed solely to Milovanović (the “Deferred Cash Consideration Payable”).

On June 17, 2024, and effective on April 9, 2024, we and the Sellers entered into a Fourth Amendment to Amended and Restated Sale and Purchase Agreement of Share Capital (the “Fourth Amendment”), which amended the Purchase Agreement to (a) clarify the previous payment of $11 million of the Deferred Cash Consideration to the Sellers on or around May 17th or May 20, 2024; (b) provide that $4 million of the Deferred Cash Consideration Payable would be satisfied by the issuance of shares of common stock of the Company pursuant to the Debt Conversion Agreement, discussed below; (c) provide that $3 million of the Deferred Cash Consideration Payable would be satisfied by the entry into the Deferred Cash Convertible Promissory Note, discussed below; and (d) waive all interest which accrued on the $18 million of deferred cash consideration pursuant to the terms of the Purchase Agreement.

Debt Conversion Agreement

Also on June 17, 2024, the Company entered into a Debt Conversion Agreement (the “Debt Conversion Agreement”) with Milovanović, one of the Sellers, and the 58.5% stockholder of the Company. Pursuant to the Debt Conversion Agreement the Company and Milovanović agreed to convert an aggregate of $4,000,000 of the Deferred Cash Consideration Payable into an aggregate of 1,333,333 shares of restricted common stock of the Company, based on a conversion price of $3.00 per share (the “Debt Conversion Shares”).

Pursuant to the Debt Conversion Agreement, which included customary representations and warranties of the parties, Milovanović agreed that the shares of common stock issuable in connection therewith were in full and complete satisfaction of $4 million of the Deferred Cash Consideration including all accrued and unpaid interest thereon.

The issuance of the Debt Conversion Shares increases Milovanović’s beneficial ownership of the Company’s common stock to approximately 58.9% of the Company’s outstanding common stock.

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Deferred Cash Convertible Promissory Note

The Deferred Cash Convertible Promissory Note with Milovanović (the “Convertible Note”) has a principal balance of $3 million and does not accrue interest unless an event of default thereunder occurs and upon an event of default accrues interest at 12% per annum. The full amount of the Convertible Note is due and payable on December 17, 2025, unless earlier paid. Milovanović has the right, from time to time, to declare up to $2 million of the principal amount of the Convertible Note to be due and payable, prior to January 1, 2025, upon written notice to the Company, after which the Company has three days to pay such amount(s).

The Convertible Note is convertible into shares of common stock of the Company, at any time, from time to time, at the option of Milovanović, with written notice to the Company, based on a conversion price, determined at the option of Milovanović of either (A) (i) the average closing sales price of the Company’s common stock on the Nasdaq market over the thirty trading day period ending on the trading day immediately preceding the date of the conversion notice; (ii) minus a discount of 15%; or (B) $3.00, subject to a floor of $2.00 per share.

The Convertible Note includes customary events of default, including (i) the nonpayment of any principal, interest or other indebtedness thereunder when due; (ii) the occurrence of any event of default or any default and the lapse of any notice or cure period, or the Company’s failure to observe or perform any covenant or other agreement, under or contained in any transaction document or any other document now or in the future evidencing or securing any debt, liability or obligation of the Company to any holder, following any applicable cure period set forth in such applicable transaction document; (iii) if the Company is insolvent, or files or becomes the subject of a filing under any state or federal bankruptcy, insolvency or similar proceeding, and including any action or proceeding involving (A) any assignment by the Company for the benefit of creditors, (B) any levy, garnishment, attachment or similar action against its material property, or (C) the imposition of a receivership or trustee arrangement over the Company’s property (a “Bankruptcy” action), provided that in the case of becoming subject to any involuntary state or federal bankruptcy, insolvency or similar proceeding, or any involuntary action described in (B) and (C) above, the Company has sixty days to dismiss such filing or action described in (B) and (C) above, before such event shall be deemed an Event of Default (unless it fails to begin seeking dismissal within the first thirty days); (iv) a default with respect to any other indebtedness of the Company for borrowed money in an amount exceeding $1,000,000, if the effect of such default is to cause or permit the acceleration of such debt; (v) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of the Company to the holder, which is not dismissed within thirty days; (vi) the entry of a final non-appealable judgment against the Company in an amount exceeding $1,000,000, and the failure of the Company to discharge the judgment within 10 days of the entry thereof; (vii) any change in the Company’s business, assets, operations, financial condition or results of operations that has or could reasonably be expected to have a material adverse effect on the Company; (viii) the Company ceases doing business as a going concern; (ix) any material representation or warranty made by the Company to the holder in any transaction document or any other documents now or in the future evidencing or securing the obligations of the Company to the holder of the Note, is false, erroneous or misleading in any material respect, following any applicable cure period set forth in such applicable transaction document; or (x) the revocation or attempted revocation, in whole or in part, of any payment obligation or guarantee by the Company.

The Convertible Note also requires us to indemnify Milovanović against certain claims, including (i) breach of a representation or warranty by the Company, (ii) breach by the Company of a transaction document; (c) negligence, fraud, or willful misconduct by the Company; provided, however, that the foregoing indemnity agreement shall not apply to any claim that is determined by a court of competent jurisdiction in a final, non-appealable judgment to have been solely attributable to an indemnified party’s gross negligence or willful misconduct. The indemnity contained in the Convertible Note survives the termination of the Convertible Note.

* * * * *

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The foregoing description of the Fourth Amendment, Debt Conversion Agreement and Convertible Note, is not complete and is subject to, and qualified in its entirety by reference to the Fourth Amendment, Debt Conversion Agreement and Convertible Note, attached hereto as Exhibits 2.5, 10.1, and 10.2, respectively, which are incorporated in this Item 1.01 by reference in their entirety.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Convertible Note set forth in Item 1.01 above is incorporated by reference in this Item 2.03 in its entirety.

Item 3.02. Unregistered Sales of Equity Securities.

The information and disclosures set forth in Item 1.01 above are incorporated into this Item 3.02 by reference in their entirety. The Company claims an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), for the issuance of the Debt Conversion Shares and Convertible Note, since the offer and sale of such securities did not involve a public offering and the recipient was an “accredited investor”. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the certificates evidencing the securities or book-entry statements will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

If converted in full, the maximum number of shares of common stock issuable upon conversion of the Convertible Note is 1,500,000 shares of common stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2024, the Board of Directors of the Company, with the recommendation of the Compensation Committee of the Board of Directors of the Company, approved the Company’s entry into the following agreements, which were entered into on the same day:

(1) a First Amendment to the First Amended and Restated Employment Agreement with Anthony Brian Goodman, the President, Chief Executive Officer (Principal Executive Officer), Secretary, Treasurer, and Chairman of the Board of Directors of the Company (the “Goodman Amendment”);

(2) a First Amendment to the First Amended and Restated Employment Agreement with Weiting ‘Cathy’ Feng, Chief Operating Officer and Director of the Company (the “Feng Amendment”);

(3) an Employment Agreement between Meridian Tech d.o.o. (an indirect wholly-owned subsidiary of the Company)(“Meridian Tech”) and Zoran Milosevic, the Chief Executive Officer of Meridian Tech, a significant stockholder of the Company and one of the Sellers (the “Milosevic Agreement”); and

(4) an Employment Agreement between Meridian Tech and Snežana Božović, an employee of Meridian Tech and one of the Sellers (the “Božović Agreement”).

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Goodman Amendment and Feng Amendment

The Goodman Amendment amended that certain First Amended and Restated Employment Agreement effective September 16, 2022, between the Company and Mr. Goodman, to increase the annual Basic Salary (as defined therein) payable to Mr. Goodman thereunder to $396,000 per year, plus Superannuation as mandated by the Australian Government - Superannuation Guarantee (Administration) Act 1992.

The Feng Amendment amended that certain First Amended and Restated Employment Agreement effective September 16, 2022, between the Company and Ms. Feng, to increase the annual Basic Salary (as defined therein) payable to Ms. Feng thereunder to $216,000 per year, plus Superannuation as mandated by the Australian Government - Superannuation Guarantee (Administration) Act 1992.

Milosevic Agreement

The Milosevic Agreement provides for Mr. Milosevic to serve as the Chief Executive Officer of Meridian Tech and has a term through August 20, 2026, automatically extending thereafter for successive one year periods, unless either party provides the other notice of their intent not to renew at least three months prior to any renewal date, unless terminated earlier pursuant to its terms.

Pursuant to the agreement, Mr. Milosevic is to receive an annual basic salary of $396,000 (the “Basic Salary”), of which $174,240 is to be paid monthly (the “Monthly Salary”); and (b) $221,760 is to be paid quarterly (the “Quarterly Salary”), each pro-rated for partial periods. The Monthly Salary is payable in cash, monthly in arrears. The Quarterly Salary is payable by the fourth day following the end of each calendar quarter, in cash, or at the option of the Chief Executive Officer of the Company, shares of common stock of the Company (the “Quarterly Salary Shares”), based on the average of the closing sales prices of the Company’s common stock on the last day of each month during the applicable calendar quarter, rounded to the nearest whole share. The Quarterly Salary Shares must be issued under a stockholder approved equity compensation plan.

Mr. Milosevic’s salary may be increased every 12 months by the Compensation Committee of the Board of Directors of the Company in connection with increases in the cost of living, the responsibilities of Mr. Milosevic and/or his performance, and is required to be increased automatically in an amount of not less than 10% per annum. Increases of salary are not required to be set forth in an amendment to the Employment Agreement. Pursuant to the agreement, the Board of Directors has discretion to establish a cash bonus plan payable to Mr. Milosevic and to set forth goals in connection with such plan, provided no plan has been established to date. The Board of Directors (or Compensation Committee of the Board of Directors) of the Company may also grant Mr. Milosevic bonuses from time to time in its discretion, in cash, stock or the form of options or other equity awards (including Restricted Stock Units), in amounts determined in the sole discretion of the Board of Directors (or Compensation Committee of the Board of Directors) of the Company. The Board of Directors or Compensation Committee of the Company may also increase Mr. Milosevic’s salary from time to time in their discretion.

Pursuant to the agreement, Mr. Milosevic is eligible to participate in all benefit programs offered by Meridian Tech to its senior executives. Mr. Milosevic is entitled to holidays and annual leave in conformity with Serbian law, along with seven additional days of leave pursuant to the terms of the agreement and up to 14 days per year of sick leave.

The agreement contains standard confidentiality and indemnification requirements. The agreement prohibits Mr. Milosevic from competing against Meridian Tech in connection with the business of gaming intellectual property, online raffles, lotteries, tournaments, competitions and sportsbook operations and technology in the U.S.A., the U.K., Malta, Serbia, Montenegro, Cyprus, Tanzania, Kenya, Belgium, Peru, Curacao, South Africa and Bosnia, for a period of one year from the date of termination of the agreement. During the same one-year period, Mr. Milosevic is also prohibited from directly or indirectly soliciting customers or suppliers of Meridian Tech.

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The agreement may be terminated by Meridian Tech (a) with not less than 2 weeks’ notice to Mr. Milosevic of him being adjudicated disabled due to illness or accident (i.e., in the event he is incapacitated for six months in any 24 month period); or (b) immediately if he (i) commits any act of dishonesty, fraud, willful disobedience, misconduct or breach of duty; (ii) breaches any terms of the non-compete; (iii) materially breaches the employment agreement, and fails to cure such breach within 14 days after notice thereof is provided to Mr. Milosevic; or (iv) is of unsound mind, each as determined in the reasonable discretion of the independent members of the Board of Directors of the Company acting in good faith (without the vote of Mr. Milosevic)(each an “Immediate Company Termination”). Mr. Milosevic may terminate the agreement immediately, and for 30 days after each of the following events, for good reason, if (a) Meridian Tech has gone into bankruptcy; (b) any amount owed to him under the agreement is not paid within 14 days after notice of such non-payment is provided to Meridian Tech; (c) without Mr. Milosevic’s consent, his position or duties are modified by Meridian Tech to such an extent that his duties are no longer consistent with the position of CEO of Meridian Tech; (d) there has been a material breach by Meridian Tech of a material term of the agreement or Mr. Milosevic reasonably believes that Meridian Tech is violating any law which would have a material adverse effect on Meridian Tech’s operations and such violation continues uncured following 30 days after such breach and after notice thereof has been provided to Meridian Tech; or (e) Mr. Milosevic’s compensation is reduced without his consent, or Meridian Tech fails to pay him any compensation due to him after 15 days written notice of such failure.

If Mr. Milosevic’s employment agreement is terminated (a) by Meridian Tech without Cause (discussed below), or pursuant to an Immediate Company Termination, except due to his disability, or (b) by Mr. Milosevic for good reason (each a “Severance Termination”), Meridian Tech is required to pay Mr. Milosevic severance pay in an amount equal to (a) a lump sum cash severance payment equal to the sum of (i) 18 months of his then current annual basic salary plus (ii) an amount equal to his targeted bonus for the year of termination (such total payment referred to herein as the “Severance Payment”); and (b) he is also entitled to a lump sum cash bonus payment based on prior service in an amount equal to the sum of (i) any unpaid bonus for the prior year that would have been paid had he not been terminated prior to such payment plus (ii) his targeted bonus for the year of termination multiplied by the number of days in such year preceding the termination date, divided by 365; additionally and notwithstanding anything to the contrary in any equity award agreement, any unvested stock options or other equity compensation (including, but not limited to restricted stock units (RSUs)) previously granted to Mr. Milosevic will vest immediately upon such termination and in the case of stock options, shall be exercisable by Mr. Milosevic until the earlier of (A) one year from the date of termination and (B) the latest date upon which such stock options or equity would have expired by their original terms under any circumstances. For purposes of the agreement, the term for “Cause” means because of gross negligence or willful misconduct by Mr. Milosevic either in the course of his employment or Mr. Milosevic’s ability to perform adequately and effectively his duties under the agreement as determined in the reasonable good faith determination of the independent members of the Board of Directors of the Company.

Separately, in the event that Mr. Milosevic’s employment is terminated (a) by Meridian Tech for any reason other than Cause or an Immediate Company Termination, (ii) by the death of Mr. Milosevic, or (iii) by Meridian Tech without Cause, or (b) by Mr. Milosevic for good reason (as applicable, a “Change of Control Termination”) during the twelve month period following a Change of Control (discussed below) or in anticipation of a Change of Control, Meridian Tech is required to pay Mr. Milosevic, within 60 days following the later of (i) the date of such Change of Control Termination; and (ii) the date of such Change of Control, a cash severance payment in a lump sum in an amount equal to 3.0 times the sum of (a) the current annual base salary of Mr. Milosevic (less any actual payments made in connection with any severance payments made in connection with the preceding paragraph); and (b) the amount of the most recent bonus paid to Mr. Milosevic for the last completed fiscal year, if any (less any actual payments made in connection with any severance payment made pursuant to the preceding paragraph)((a) and (b), the “Change of Control Payment”). If Mr. Milosevic’s employment ends due to a Change of Control Termination within six (6) months prior to a Change of Control, it will be deemed to be “in anticipation of a Change of Control”. In addition, in the event of a Change of Control, all of Mr. Milosevic’s equity-based compensation (including options and equity subject to vesting) shall immediately vest regardless of whether Mr. Milosevic is retained by Meridian Tech or successor following the Change of Control. Additionally, in the event of a Change of Control Termination, unvested equity benefits and awards (including options, unvested RSU’s or unvested equity awards) will vest immediately upon such termination and in the case of stock options, shall be exercisable by Mr. Milosevic until the earlier of (A) one (1) year from the date of termination and (B) the latest date upon which such stock options or equity would have expired by their original terms under any circumstances.

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“Change of Control” means the happening of any of the following without the prior written approval of Mr. Milosevic: (i) any person or entity is or becomes the beneficial owner, directly or indirectly, of securities of Meridian Tech representing more than 50% of the total voting power represented by Meridian Tech’s then outstanding voting securities; (ii) a merger or consolidation of Meridian Tech whether or not approved by the Board of Directors of Meridian Tech, other than a merger or consolidation that would result in the voting securities of Meridian Tech outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted or into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of Meridian Tech or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of Meridian Tech approve a plan of complete liquidation of Meridian Tech or an agreement for the sale or disposition by Meridian Tech of all or substantially all of Meridian Tech’s assets; or (iii) as a result of the election of members to the Board of Directors, a majority of the Board of Directors consists of persons who are not members of the Board of Directors as of June 18, 2024 (including Mr. Milosevic), except in the event that such slate of directors is proposed by the Board of Directors of Meridian Tech.

Pursuant to the agreement, the Company has the right to clawback amounts paid to Mr. Milosevic pursuant to the Company’s Policy for the Recovery of Erroneously Awarded Incentive-Based Compensation.

Božović Agreement

The Božović Agreement has substantially similar terms as the Milosevic Agreement, except that it provides for Ms. Božović to serve as an employee of Meridian Tech; provides for a Basic Salary of $216,000, a Monthly Salary of $145,200, and a Quarterly Salary of $70,800; and provides for a six month Severance Payment.

* * * * *

The foregoing description of the Goodman Amendment, Feng Amendment, Milosevic Agreement and Božović Agreement, is not complete and is subject to, and qualified in its entirety by reference to the Goodman Amendment, Feng Amendment, Milosevic Agreement and Božović Agreement, attached hereto as Exhibits 10.3, 10.4, 10.5 and 10.6, respectively, which are incorporated in this Item 5.02 by reference in their entirety.

Item 8.01. Other Events.

On June 18, 2024, the Board of Directors, with the recommendation of the Compensation Committee of the Board of Directors of the Company approved an increase in the monthly compensation of non-executive members of the Board of Directors from $5,000 per month to $7,500 per month, effective June 1, 2024.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1#£

Amended and Restated Sale and Purchase Agreement of Share Capital dated June 27, 2023 by and between Golden Matrix Group, Inc., as purchaser and the shareholders of: Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd, a private limited company formed and registered in and under the laws of the Republic of Serbia, Društvo Sa Ograničenom Odgovornošću “Meridianbet” Društvo Za Proizvodnju, Promet Roba I Usluga, Export Import Podgorica, a private limited company formed and registered in and under the laws of Montenegro, Meridian Gaming Holdings Ltd., a company formed and registered in the Republic of Malta, and Meridian Gaming (Cy) Ltd, a company formed and registered in the Republic of Cyprus, as sellers (Filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 30, 2023, and incorporated by reference herein)(File No. 001-41326)

2.2

First Amendment to Amended and Restated Sale and Purchase Agreement of Share Capital dated September 22, 2023 by and between Golden Matrix Group, Inc., as purchaser and the shareholders of: Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd, a private limited company formed and registered in and under the laws of the Republic of Serbia, Društvo Sa Ograničenom Odgovornošću “Meridianbet” Društvo Za Proizvodnju, Promet Roba I Usluga, Export Import Podgorica, a private limited company formed and registered in and under the laws of Montenegro, Meridian Gaming Holdings Ltd., a company formed and registered in the Republic of Malta, and Meridian Gaming (Cy) Ltd, a company formed and registered in the Republic of Cyprus, as sellers (Filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 28, 2023, and incorporated by reference herein)(File No. 001-41326)

2.3

Second Amendment to Amended and Restated Sale and Purchase Agreement of Share Capital dated January 22, 2024, by and between Golden Matrix Group, Inc., as purchaser and the shareholders of: Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd, a private limited company formed and registered in and under the laws of the Republic of Serbia, Društvo Sa Ograničenom Odgovornošću “Meridianbet” Društvo Za Proizvodnju, Promet Roba I Usluga, Export Import Podgorica, a private limited company formed and registered in and under the laws of Montenegro, Meridian Gaming Holdings Ltd., a company formed and registered in the Republic of Malta, and Meridian Gaming (Cy) Ltd, a company formed and registered in the Republic of Cyprus, as sellers (Filed as Exhibit 2.3 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 24, 2024, and incorporated by reference herein)(File No. 001-41326)

2.4

Third Amendment to Amended and Restated Sale and Purchase Agreement of Share Capital dated April 8, 2024, by and between Golden Matrix Group, Inc., as purchaser and the shareholders of: Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd, a private limited company formed and registered in and under the laws of the Republic of Serbia, Društvo Sa Ograničenom Odgovornošću “Meridianbet” Društvo Za Proizvodnju, Promet Roba I Usluga, Export Import Podgorica, a private limited company formed and registered in and under the laws of Montenegro, Meridian Gaming Holdings Ltd., a company formed and registered in the Republic of Malta, and Meridian Gaming (Cy) Ltd, a company formed and registered in the Republic of Cyprus, as sellers (Filed as Exhibit 2.4 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 9, 2024, and incorporated by reference herein)(File No. 001-41326)

2.5*#

Fourth Amendment to Amended and Restated Sale and Purchase Agreement of Share Capital dated June 17, 2024, by and between Golden Matrix Group, Inc., as purchaser and the shareholders of: Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd, a private limited company formed and registered in and under the laws of the Republic of Serbia, Društvo Sa Ograničenom Odgovornošću “Meridianbet” Društvo Za Proizvodnju, Promet Roba I Usluga, Export Import Podgorica, a private limited company formed and registered in and under the laws of Montenegro, Meridian Gaming Holdings Ltd., a company formed and registered in the Republic of Malta, and Meridian Gaming (Cy) Ltd, a company formed and registered in the Republic of Cyprus, as sellers

10.1*	Debt Conversion Agreement dated June 17, 2024, by and between Golden Matrix Group, Inc. and Aleksandar Milovanović
10.2*	Deferred Compensation Convertible Promissory Note dated June 17, 2024, in the amount of $3,000,000 representing amounts owed by Golden Matrix Group, Inc. to Aleksandar Milovanović
10.3*	First Amendment to First Amended and Restated Employment Agreement effective September 16, 2022, between Golden Matrix Group, Inc. and Anthony Brian Goodman dated June 18, 2024***
10.4*	First Amendment to First Amended and Restated Employment Agreement effective September 16, 2022, between Golden Matrix Group, Inc. and Weiting ‘Cathy’ Feng dated June 18, 2024***
10.5*	Employment Agreement dated June 18 2024, between Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd and Zoran Milosevic***
10.6*	Employment Agreement dated June 18 2024, between Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd and Snežana Božović***
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

*** Indicates management contract or compensatory plan or arrangement.

# Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Golden Matrix Group, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: June 21, 2024	By:	/s/ Anthony Brian Goodman
Anthony Brian Goodman
Chief Executive Officer

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